Exhibit 99

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Raytheon Technologies Reports Q3 2022 Results

RTX Commercial Aerospace drives strong organic sales growth and segment margin expansion; Q3 book-to-bill of 1.32

ARLINGTON, Va., October 25, 2022 – Raytheon Technologies Corporation (NYSE: RTX) reported third quarter 2022 results.

Third quarter 2022
•Sales of $17.0 billion, up 5 percent versus prior year including 6 percent organic growth
•GAAP EPS from continuing operations of $0.94, up 1 percent versus prior year, including $0.27 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS of $1.21, down 4 percent versus prior year
•Operating cash flow from continuing operations of $778 million; Free cash flow of $263 million
•Achieved approximately $105 million of incremental RTX gross cost synergies
•Repurchased $616 million of RTX shares

Outlook for full year 2022
•Sales of $67.0 - $67.3 billion, down from $67.75 - $68.75 billion
•Adjusted EPS of $4.70 - $4.80, up from $4.60 - $4.80
•Confirms free cash flow of approximately $4.0 billion
•Confirms share repurchase of at least $2.5 billion of RTX shares

“Raytheon Technologies delivered strong organic sales growth while also generating adjusted EPS and free cash flow that exceeded our expectations following the continued recovery in the commercial aerospace market and strong customer demand across our business,” said Raytheon Technologies Chairman and CEO Greg Hayes. “While we expect industry-wide challenges to continue near-term, we remain focused on operational excellence, including cost containment and program performance, to deliver on our commitments.”

“Our $168 billion company backlog grew over $6 billion in the quarter, and will continue to grow as we invest in next-generation technology and innovation to deepen our industry-leading positions to deliver sustained value for our customers and shareowners.”

Third quarter 2022
Raytheon Technologies reported third quarter sales of $17.0 billion, up 5 percent over the prior year, including 6 points of organic sales growth partially offset by 1 point of net acquisitions and divestitures headwind. GAAP EPS from continuing operations of $0.94 was up 1 percent versus the prior year and included $0.26 of acquisition accounting adjustments primarily related to intangible amortization and $0.01 of restructuring. Adjusted EPS of

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

$1.21 was down 4 percent versus prior year as growth in segment operating profit was more than offset by the absence of a prior year tax benefit and lower pension income.

The company recorded net income from continuing operations attributable to common shareowners in the third quarter of $1.4 billion, down 1 percent versus prior year and included $398 million of acquisition accounting adjustments and net significant and/or non-recurring charges. Adjusted net income was $1.8 billion, down 6 percent versus prior year. Operating cash flow from continuing operations in the third quarter was $778 million. Capital expenditures were $515 million, resulting in free cash flow of $263 million.

Summary Financial Results – Continuing Operations Attributable to Common Shareowners

	3rd Quarter
($ in millions, except EPS)	2022	2021	% Change
Reported
Sales	$16,951	$16,213	5%
Net Income	$1,387	$1,400	(1)%
EPS	$0.94	$0.93	1%

Adjusted
Sales	$16,951	$16,213	5%
Net Income	$1,785	$1,896	(6)%
EPS	$1.21	$1.26	(4)%

Operating Cash Flow from Continuing Operations	$778	$1,932	(60)%
Free Cash Flow	$263	$1,499	(82)%

Backlog and Bookings
Backlog at the end of the third quarter was $168 billion, of which $101 billion was from commercial aerospace and $67 billion was from defense.

Notable defense bookings during the quarter included:
•$1.6 billion of classified bookings at Raytheon Intelligence & Space (RIS)
•$1.0 billion to develop the Hypersonic Attack Cruise Missile (HACM) for the U.S. Air Force at Raytheon Missiles & Defense (RMD)
•$972 million for the Advanced Medium-Range Air-to-Air Missile (AMRAAM) for the U.S. Air Force, the U.S. Navy and international customers at RMD
•$524 million for F135 sustainment contracts at Pratt & Whitney
•$353 million for the Lower Tier Air and Missile Defense Sensor (LTAMDS) Pre-planned Product Improvement program for the U.S Army at RMD
•$278 million for F135 production Lots 15 and 16 at Pratt & Whitney
•$226 million for AIM-9X Sidewinder for the U.S. Navy at RMD
•$207 million for integrated effectors and sensors for Counter-Unmanned Aircraft Systems for the U.S. Army at RMD

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD).

Collins Aerospace

	3rd Quarter
($ in millions)	2022	2021	Change
Reported
Sales	$5,100	$4,592	11%
Operating Profit	$616	$478	29%
ROS	12.1%	10.4%	170	bps

Adjusted
Sales	$5,100	$4,592	11%
Operating Profit	$630	$480	31%
ROS	12.4%	10.5%	190	bps

Collins Aerospace had third quarter 2022 adjusted sales of $5,100 million, up 11 percent versus the prior year. The increase in sales was driven by a 25 percent increase in commercial aftermarket and a 16 percent increase in commercial OE, which more than offset a 6 percent decline in military. The increase in commercial sales was driven primarily by the recovery of commercial air traffic which has resulted in higher flight hours, aircraft fleet utilization, and narrowbody deliveries. The decrease in military sales was driven primarily by lower material receipts and decreased volume.

Collins Aerospace recorded adjusted operating profit of $630 million in the quarter, up 31 percent versus the prior year. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket and OE, which more than offset lower volume on military programs as well as higher SG&A and R&D expense.

Pratt & Whitney

	3rd Quarter
($ in millions)	2022	2021	Change
Reported
Sales	$5,380	$4,725	14%
Operating Profit	$316	$187	69%
ROS	5.9%	4.0%	190	bps

Adjusted
Sales	$5,380	$4,725	14%
Operating Profit	$318	$189	68%
ROS	5.9%	4.0%	190	bps

Pratt & Whitney had third quarter 2022 adjusted sales of $5,380 million, up 14 percent versus the prior year. The increase in sales was driven by a 26 percent increase in commercial OE and a 23 percent increase in commercial aftermarket which more than offset a 2 percent decrease in military sales. The increase in commercial sales was primarily due to higher shop visits and related spare part sales as well as favorable OE engine mix and volume. The decrease in military sales was driven primarily by lower expected F135 production volume that was partially offset by higher F135 sustainment volume.

Pratt & Whitney recorded adjusted operating profit of $318 million in the quarter, up 68 percent versus the prior year. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket sales volume and favorable military and commercial OE sales mix, which more than offset higher SG&A and R&D expense.

Raytheon Intelligence & Space

	3rd Quarter
($ in millions)	2022	2021	Change
Reported
Sales	$3,626	$3,740	(3)%
Operating Profit	$371	$391	(5)%
ROS	10.2%	10.5%	(30)	bps

Adjusted
Sales	$3,626	$3,740	(3)%
Operating Profit	$371	$391	(5)%
ROS	10.2%	10.5%	(30)	bps

RIS had third quarter 2022 adjusted sales of $3,626 million, down 3 percent versus the prior year. The decrease in sales was driven by the divestiture of the Global Training and Services business. Excluding the impact of acquisitions and divestitures and FX, sales were up 2 percent versus prior year. Higher classified sales in Sensing and Effects programs were partially offset by lower sales in Command, Control and Communications, including lower sales of tactical communications systems programs.

RIS recorded adjusted operating profit of $371 million, down 5 percent versus the prior year. The decrease in adjusted operating profit was primarily driven by the impact of the Global Training and Services divestiture that more than offset favorable net program efficiencies.

Raytheon Missiles & Defense

	3rd Quarter
($ in millions)	2022	2021	Change
Reported
Sales	$3,678	$3,902	(6)%
Operating Profit	$408	$490	(17)%
ROS	11.1%	12.6%	(150)	bps

Adjusted
Sales	$3,678	$3,902	(6)%
Operating Profit	$416	$490	(15)%
ROS	11.3%	12.6%	(130)	bps

RMD had third quarter 2022 adjusted sales of $3,678 million, down 6 percent versus prior year. The decrease in sales was primarily driven by continuing supply chain constraints and declines on Land Warfare and Air Defense programs and Naval Power programs. These decreases were partially offset by higher volume on Strategic Missile Defense programs including Next Generation Interceptor development.

RMD recorded adjusted operating profit of $416 million, down 15 percent versus the prior year. The decrease in adjusted operating profit was driven primarily by unfavorable program mix, lower volume primarily in Land Warfare and Air Defense programs, and lower net program efficiencies driven by continued supply chain and labor constraints.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Arlington, Virginia.

Conference Call on the Third Quarter 2022 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, October 25, 2022 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions and the amortization of customer contractual obligations related to loss making or below market contracts acquired.
Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and other significant items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (ROS)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track” and other words of similar meaning. Forward- looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of the United Technologies Corporation (“UTC”) acquisition of Rockwell Collins in 2018, the merger (the “merger”) between UTC and Raytheon Company

(“Raytheon”)) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in global economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, or otherwise, and uncertain funding of programs; (3) challenges in the development, production, delivery, support, and performance of RTC advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTC’s highly- competitive industries; (4) the effect of and risks relating to the coronavirus disease 2019 (COVID-19) pandemic on RTC’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel, and the timing and extent of the recovery from COVID-19; (5) risks relating to RTC international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) risks relating to RTC’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTC or its suppliers and price increases; (8) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses; (9) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTC and its businesses operate; (10) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (11) factors that could impact RTC’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, and the availability of credit, credit market conditions and other factors; (12) uncertainties associated with the timing and scope of future repurchases by RTC of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (13) the risks relating to realizing expected benefits from RTC strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (14) the risks relating to the integration of legacy businesses of UTC and RTC as well as the merger, and the realization of the anticipated benefits of those transactions; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTC and its businesses operate; (16) the ability of RTC to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (17) risks relating to a RTC product safety failure or other failure affecting RTC’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTC’s information technology infrastructure, products, suppliers, customers and partners, threats to RTC facilities and personnel, as well as other events outside of RTC’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
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Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2022	2021	2022	2021
Net Sales	$16,951	$16,213	$48,981	$47,344
Costs and Expenses:
Cost of sales	13,464	13,089	38,880	38,281
Research and development	662	676	1,995	1,922
Selling, general and administrative	1,391	1,229	4,284	3,817
Total Costs and Expenses	15,517	14,994	45,159	44,020
Other income, net	46	124	91	314
Operating profit	1,480	1,343	3,913	3,638
Non-service pension income	(468)	(491)	(1,422)	(1,472)
Interest expense, net	311	358	958	1,046
Income from continuing operations before income taxes	1,637	1,476	4,377	4,064
Income tax expense	242	3	518	690
Net income from continuing operations	1,395	1,473	3,859	3,374
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	8	73	65	162
Income from continuing operations attributable to common shareowners	1,387	1,400	3,794	3,212
Loss from discontinued operations attributable to common shareowners	—	(7)	(19)	(34)
Net income attributable to common shareowners	$1,387	$1,393	$3,775	$3,178

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income from continuing operations	$0.94	$0.93	$2.57	$2.13
Loss from discontinued operations	—	—	(0.02)	(0.02)
Net income attributable to common shareowners	$0.94	$0.93	$2.55	$2.11
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income from continuing operations	$0.94	$0.93	$2.55	$2.13
Loss from discontinued operations	—	—	(0.01)	(0.03)
Net income attributable to common shareowners	$0.94	$0.93	$2.54	$2.10

Weighted Average Shares Outstanding:
Basic shares	1,470.1	1,497.9	1,478.7	1,505.0
Diluted shares	1,479.3	1,505.9	1,488.9	1,511.0

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$5,100	$5,100	$4,592	$4,592	$14,935	$14,935	$13,507	$13,507
Pratt & Whitney	5,380	5,380	4,725	4,725	14,878	14,878	13,035	13,035
Raytheon Intelligence & Space	3,626	3,626	3,740	3,740	10,768	10,768	11,310	11,310
Raytheon Missiles & Defense	3,678	3,678	3,902	3,902	10,763	10,763	11,680	11,680
Total segments	17,784	17,784	16,959	16,959	51,344	51,344	49,532	49,532
Eliminations and other	(833)	(833)	(746)	(746)	(2,363)	(2,363)	(2,188)	(2,188)
Consolidated	$16,951	$16,951	$16,213	$16,213	$48,981	$48,981	$47,344	$47,344

Operating Profit
Collins Aerospace Systems	$616	$630	$478	$480	$1,602	$1,831	$1,298	$1,330
Pratt & Whitney	316	318	187	189	769	929	319	325
Raytheon Intelligence & Space	371	371	391	391	1,064	1,064	1,194	1,194
Raytheon Missiles & Defense	408	416	490	490	1,143	1,151	1,518	1,518
Total segments	1,711	1,735	1,546	1,550	4,578	4,975	4,329	4,367
Eliminations and other	(50)	(50)	(27)	(27)	(131)	(137)	(98)	(98)
Corporate expenses and other unallocated items	(77)	(77)	(89)	(74)	(255)	(207)	(319)	(214)
FAS/CAS operating adjustment	378	378	499	499	1,135	1,135	1,347	1,347
Acquisition accounting adjustments	(482)	—	(586)	—	(1,414)	—	(1,621)	—
Consolidated	$1,480	$1,986	$1,343	$1,948	$3,913	$5,766	$3,638	$5,402

Segment Operating Profit Margin
Collins Aerospace Systems	12.1%	12.4%	10.4%	10.5%	10.7%	12.3%	9.6%	9.8%
Pratt & Whitney	5.9%	5.9%	4.0%	4.0%	5.2%	6.2%	2.4%	2.5%
Raytheon Intelligence & Space	10.2%	10.2%	10.5%	10.5%	9.9%	9.9%	10.6%	10.6%
Raytheon Missiles & Defense	11.1%	11.3%	12.6%	12.6%	10.6%	10.7%	13.0%	13.0%
Total segment	9.6%	9.8%	9.1%	9.1%	8.9%	9.7%	8.7%	8.8%

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30, 2022	December 31, 2021
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,381	$7,832
Accounts receivable, net	9,233	9,661
Contract assets	12,297	11,361
Inventory, net	10,443	9,178
Other assets, current	4,467	4,018
Total current assets	41,821	42,050
Customer financing assets	2,618	2,848
Fixed assets, net	14,668	14,972
Operating lease right-of-use assets	1,802	1,958
Goodwill	53,168	54,436
Intangible assets, net	37,046	38,516
Other assets	7,102	6,624
Total assets	$158,225	$161,404

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$2,195	$134
Accounts payable	9,017	8,751
Accrued employee compensation	2,390	2,658
Other accrued liabilities	11,210	10,162
Contract liabilities	13,368	13,720
Long-term debt currently due	193	24
Total current liabilities	38,373	35,449
Long-term debt	31,059	31,327
Operating lease liabilities, non-current	1,539	1,657
Future pension and postretirement benefit obligations	7,362	7,855
Other long-term liabilities	8,124	10,417
Total liabilities	86,457	86,705
Redeemable noncontrolling interest	33	35
Shareowners’ Equity:
Common stock	37,798	37,445
Treasury stock	(15,141)	(12,727)
Retained earnings	51,652	50,265
Accumulated other comprehensive loss	(4,122)	(1,915)
Total shareowners’ equity	70,187	73,068
Noncontrolling interest	1,548	1,596
Total equity	71,735	74,664
Total liabilities, redeemable noncontrolling interest and equity	$158,225	$161,404

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021	2022	2021
Operating Activities:
Net income from continuing operations	$1,395	$1,473	$3,859	$3,374
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,047	1,158	3,060	3,413
Deferred income tax benefit	(534)	(317)	(1,681)	(142)
Stock compensation cost	106	116	318	343
Net periodic pension and other postretirement income	(348)	(358)	(1,062)	(1,073)
Change in:
Accounts receivable	1,111	(690)	321	(397)
Contract assets	(474)	(560)	(999)	(1,117)
Inventory	(401)	76	(1,434)	(57)
Other current assets	(231)	(17)	(584)	(275)
Accounts payable and accrued liabilities	(811)	1,158	1,298	425
Contract liabilities	25	128	(284)	83
Other operating activities, net	(107)	(235)	(272)	(596)
Net cash flows provided by operating activities from continuing operations	778	1,932	2,540	3,981
Investing Activities:
Capital expenditures	(515)	(433)	(1,433)	(1,180)
Investments in businesses	(66)	—	(66)	(6)
Dispositions of businesses, net of cash transferred	6	—	94	1,074
Customer financing assets receipts, net	32	126	25	24
Increase in collaboration intangible assets	(78)	(78)	(169)	(138)
(Payments) receipts from settlements of derivative contracts, net	(108)	(8)	(259)	42
Other investing activities, net	(26)	15	(83)	45
Net cash flows used in investing activities from continuing operations	(755)	(378)	(1,891)	(139)
Financing Activities:
Issuance of long-term debt	—	1,981	—	1,981
Repayment of long-term debt	—	(2,240)	(2)	(2,547)
Change in commercial paper, net	2,067	—	2,067	—
Change in other short-term borrowings, net	3	10	(14)	(41)
Dividends paid on common stock	(794)	(751)	(2,337)	(2,212)
Repurchase of common stock	(616)	(993)	(2,395)	(2,000)
Net transfers to discontinued operations	—	(3)	—	(27)
Other financing activities, net	(43)	(67)	(329)	(336)
Net cash flows used in financing activities from continuing operations	617	(2,063)	(3,010)	(5,182)
Discontinued Operations:
Net cash used in operating activities	—	(3)	—	(27)
Net cash used in investing activities	—	—	—	—
Net cash provided by financing activities	—	3	—	27
Net cash used in discontinued operations	—	—	—	—
Effect of foreign exchange rate changes on cash and cash equivalents	(37)	(69)	(57)	10
Net increase (decrease) in cash, cash equivalents and restricted cash	603	(578)	(2,418)	(1,330)
Cash, cash equivalents and restricted cash, beginning of period	4,832	8,080	7,853	8,832
Cash, cash equivalents and restricted cash, end of period	5,435	7,502	5,435	7,502
Less: Restricted cash, included in other assets	54	26	54	26
Cash and cash equivalents, end of period	$5,381	$7,476	$5,381	$7,476

Raytheon Technologies Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2022	2021	2022	2021
Collins Aerospace Systems
Net sales	$5,100	$4,592	$14,935	$13,507
Operating profit	$616	$478	$1,602	$1,298
Restructuring	(14)	(2)	(19)	(32)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	(141)	—
Charges associated with disposition of businesses	—	—	(69)	—
Adjusted operating profit	$630	$480	$1,831	$1,330
Adjusted operating profit margin	12.4%	10.5%	12.3%	9.8%
Pratt & Whitney
Net sales	$5,380	$4,725	$14,878	$13,035
Operating profit	$316	$187	$769	$319
Restructuring	(2)	(2)	(5)	(6)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	(155)	—
Adjusted operating profit	$318	$189	$929	$325
Adjusted operating profit margin	5.9%	4.0%	6.2%	2.5%
Raytheon Intelligence & Space
Net sales	$3,626	$3,740	$10,768	$11,310
Operating profit	$371	$391	$1,064	$1,194
Adjusted operating profit margin	10.2%	10.5%	9.9%	10.6%
Raytheon Missiles & Defense
Net sales	$3,678	$3,902	$10,763	$11,680
Operating profit	$408	$490	$1,143	$1,518
Restructuring	(8)	—	(8)	—
Adjusted operating profit	$416	$490	$1,151	$1,518
Adjusted operating profit margin	11.3%	12.6%	10.7%	13.0%
Eliminations and Other
Net sales	$(833)	$(746)	$(2,363)	$(2,188)
Operating loss	$(50)	$(27)	$(131)	$(98)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	6	—
Adjusted operating loss	$(50)	$(27)	$(137)	$(98)
Corporate expenses and other unallocated items
Operating loss	$(77)	$(89)	$(255)	$(319)
Restructuring	—	(15)	(48)	(80)
Costs associated with the separation of the commercial businesses	—	—	—	(8)
Transaction and integration costs associated with the Raytheon Merger	—	—	—	(17)
Adjusted operating loss	$(77)	$(74)	$(207)	$(214)
FAS/CAS Operating Adjustment
Operating profit	$378	$499	$1,135	$1,347
Acquisition Accounting Adjustments
Operating loss	$(482)	$(586)	$(1,414)	$(1,621)
Acquisition accounting adjustments	(482)	(586)	(1,414)	(1,621)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$16,951	$16,213	$48,981	$47,344
Operating profit	$1,480	$1,343	$3,913	$3,638

Restructuring	(24)	(19)	(80)	(118)
Acquisition accounting adjustments	(482)	(586)	(1,414)	(1,621)
Total significant non-recurring and non-operational items included in Operating profit above	—	—	(359)	(25)
Adjusted operating profit	$1,986	$1,948	$5,766	$5,402
(1)    Total significant non-recurring and non-operational items in the table above for the nine months ended September 30, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.

Raytheon Technologies Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2022	2021	2022	2021
Income from continuing operations attributable to common shareowners	$1,387	$1,400	$3,794	$3,212
Total Restructuring	(24)	(19)	(80)	(118)
Total Acquisition accounting adjustments	(482)	(586)	(1,414)	(1,621)
Total significant non-recurring and non-operational items included in Operating profit	—	—	(359)	(25)
Significant non-recurring and non-operational items included in Non-service Pension Income
Non-service pension restructuring	—	—	5	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Debt extinguishment costs	—	(32)	—	(32)
Tax effect of restructuring and significant non-recurring and non-operational items above	108	141	401	398
Significant non-recurring and non-operational items included in Income Tax Expense
Tax impact from UK rate change	—	—	—	(73)
Tax impact from business disposal	—	—	—	(148)
Significant non-recurring and non-operational items included in Noncontrolling Interest
Noncontrolling interest share of certain Russia sanction charges	—	—	11	—
Less: Impact on net income attributable to common shareowners	(398)	(496)	(1,436)	(1,619)
Adjusted income from continuing operations attributable to common shareowners	$1,785	$1,896	$5,230	$4,831

Diluted Earnings Per Share	$0.94	$0.93	$2.55	$2.13
Impact on Diluted Earnings Per Share	(0.27)	(0.33)	(0.96)	(1.07)
Adjusted Diluted Earnings Per Share	$1.21	$1.26	$3.51	$3.20

Effective Tax Rate	14.8%	0.2%	11.8%	17.0%
Impact on Effective Tax Rate	(1.5)%	(6.6)%	(3.0)%	2.2%
Adjusted Effective Tax Rate	16.3%	6.8%	14.8%	14.8%

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2022	2021
Net cash flows provided by operating activities from continuing operations	$778	$1,932
Capital expenditures	(515)	(433)
Free cash flow	$263	$1,499

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2022	2021
Net cash flows provided by operating activities from continuing operations	$2,540	$3,981
Capital expenditures	(1,433)	(1,180)
Free cash flow	$1,107	$2,801